Exhibit 10.7

April 26, 2007

AMENDMENT NO. 013 TO CONTRACT NO. BSC-2000-001 BETWEEN IRIDIUM

CONSTELLATION LLC AND THE BOEING COMPANY

This Amendment No. 013 (the “Amendment”) to Contract No. BSC-2000-001 (as amended, the “Contract”) between Iridium Constellation LLC, a Delaware limited liability company (“Owner”) and The Boeing Company, a Delaware company (“Boeing”) incorporates a Time and Material (T&M) billing rate for work performed during CY 2006 on the Broadband Special Project under Annex 18 to this Contract. The CY 2006 Time and Material (T&M) hourly billing rate is set forth in Annex 5 of the Contract. This Amendment is dated and effective as of April 15, 2006 (“Effective Date”). Owner and Boeing may be individually referred to as a “Party” and collectively referred to as “Parties”. Capitalized terms used but not defined in this Amendment are used as they are defined in the Contract.

RECITALS

A.

WHEREAS, Owner has agreed to incorporate a CY 2006 T&M billing rate for work performed on the Broadband Special Project, and;

B.

WHEREAS, Boeing performed work on this Special Project during CY 2006;

NOW THEREFORE, the Parties hereby agree to amend the Contract as of the Effective Date as follows:

Add Amendment 013 to the List of Amendments:

“CY 2006 T&M Billing Rate(s) for Special Projects”

Add new T&M rate(s) to paragraph 5.2 to Annex 5 as follows:

5.2

As indicated in Article 1.4.4, the Time and Material Hourly Billing Rate for each direct labor hour for Special Projects is:

Year	Basic Engineer and Software Developer	Senior Engineer and Management
2006	$133.09	$160.09
2007	$138.00	$166.00
2008 and thereafter	Apply EPA Index	Apply EPA Index

No amendments or waivers of this Amendment may be made unless both Parties provide their prior written consent to the amendment or waiver. This Amendment constitutes the entire agreement and understanding among any and all of the Parties with respect to its subject matter. This Amendment shall be governed by, subject to and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws provisions thereof. No provision of the Contract is amended or otherwise affected, except as is provided above in this Amendment.

IRIDIUM CONSTELLATION LLC By: /s/ Michael Deutschman Name: Michael Deutschman Title: Chief Administrative Officer Date: May 8, 2007	THE BOEING COMPANY By: /s/ Danny White Name: Danny White Title: Business Manager So&G5 Date: April 26, 2007

AMENDED AND RESTATED CONTRACT

Boeing No. BSC-2000-001

BETWEEN

IRIDIUM CONSTELLATION LLC

AND

THE BOEING COMPANY

FOR

TRANSITION, STEADY STATE OPERATIONS AND

MAINTENANCE, AND RE-ORBIT

OF THE

IRIDIUM CONSTELLATION SYSTEM

List of Amendments

to

The Amended and Restated Contract

Amendment Number	Description

001	See Amendment #001 Summary
002	Annex 5, Paragraph 2.2.5
003	Article 20 - Added EEOC
004	Add Annex 11, “Letter of Credit”
005	Add Annex 12, “Letter of Credit for March 2003 Payment Draw Down
006	Amended and Restated Contract
007	De-orbit Price Revision
008	Added Annex 17, “Group Call Functionality”
009	Revised Revenue Sharing
010	Amended and Restated Contract Retirement of Promissory Notes and Personal Property Liens and Revise Letter of Credit
011	Discontinuance of Additional Fee Payments; Revised EPA
012	Added Annex 18, “Broadband Functionality”
013	CY 2006 T&M Billing Rate(s) for Special Projects

TABLE OF CONTENTS

Contracting Terms and Conditions

Page No.

Article 1.

Subject Matter of Contract………………………………………………………..

4

Article 2.

Price, Taxes, and Payment………………………………………………………..

6

Article 3.

Owner-Furnished Facilities, Equipment, Information, and Third-Party

Maintenance and Technical Support Agreements………………………………...

8

Article 4.

Changes……………………………………………………………………………

9

Article 5.

Inspections and Quality Control…………………………………………………..

9

Article 6.

Delivery……………………………………………………………………………

9

Article 7.

Excusable Delay…………………………………………………………………...

9

Article 8.

Indemnification/Insurance……………………………………………………….

10

Article 9.

Advance Payments, Re-orbit, Security for Payments, and Additional Fee……...

12

Article 10.

Assignment and Modification……………………………………………………

16

Article 11.

No Warranty……………………………………………………………………...

17

Article 12.

Termination for Default………………………………………………………….

17

Article 13.

Default by Owner………………………………………………………………...

18

Article 14.

LIMITATION OF LIABILITY………………………………………………….

18

Article 15.

Intellectual Property……………………………………………………………...

19

Article 16.

Dispute Resolution……………………………………………………………….

20

Article 17.

Export Control…………………………………………………………………...

21

Article 18.

Permits and Licenses…………………………………………………………….

21

Article 19.

Disclosure and Use of Information by the Parties……………………………….

22

Article 20.

Nondiscrimination, Equal Opportunity, and Other Requirements……………….

23

Article 21.

Notices…………………………………………………………………………...23

Article 22.

Miscellaneous……………………………………………………………………

24

Annex 1 - A. In-Orbit Insurance Policy

B. Insurance Schedule

Annex 2 - Reserved

Annex 3 - Statement of Work for Steady State Operations and Maintenance

Annex 4 - Statement of Work for Iridium System Re-orbit

Annex 5 - Price and Payment Schedule

Annex 6 - Reserved

Annex 7 - Dispute Resolution

Annex 8 - Bankruptcy Court Order

Annex 9 - U.S. Government Indemnification Contract

Annex 10 - Reserved

Annex 11 - Letter of Credit

Annex 12 - Irrevocable Standby Letter of Credit for $2.5M Payment Draw Down

Annex 13 - Binder Letters from Owner’s Insurance Agent

Annex 14 - Insurance Agent’s Letter Confirming Schedule A Risks Covered

when Schedule B is in Effect

Annex 15 - SF30 Evidencing USG Approval to Change In-orbit Insurance Policy

Annex 16 - Reserved.

Annex 17 - Group Call Functionality

Annex 18 - Broadband Functionality

AMENDED AND RESTATED CONTRACT

THIS AMENDED AND RESTATED CONTRACT (including as amended, modified or supplemented from time to time hereafter, this “Contract”) is made and entered into as of January 1, 2003 (the “Effective Date”) between IRIDIUM CONSTELLATION LLC, a Delaware limited liability company (“Owner”), whose obligations arising hereunder shall be guaranteed by Iridium Satellite LLC, also a Delaware limited liability company and the parent of Owner (“Iridium Satellite”), and THE BOEING COMPANY, a Delaware corporation (“Boeing”) (Owner and Boeing are each referred to as a “Party” and collectively referred to as the “Parties”).

Contracting Terms and Conditions

Article 1.

Subject Matter of Contract

1.1

Background

1.1.1

Boeing and Owner have heretofore entered into a contract (Boeing No. BSC-2000-001) for Transition, Steady State Operations and Maintenance, and Re-orbit of the Iridium Constellation System dated as of December 11, 2000 (which as heretofore amended by Amendments Number 001 through 009 is the “Original Contract”). The Parties wish to amend and restate the Original Contract in its entirety as hereinafter set forth and incorporated as Amendment Number 010 to the Original Contract, as of July 14, 2006, the Effective Date.

1.1.2

The Parties acknowledge that Motorola, Inc. (“Motorola”) is an express third-party beneficiary of certain provisions of the Original Contract as set forth therein and that neither of the Parties intends that this Amendment Number 010 or any of the prior amendments to the Contract effected hereby will affect any of their respective obligations to Motorola thereunder, all of which shall remain in full force and effect. Conferring such third-party benefits to Motorola is a material part of this Contract and Motorola may enforce such provision directly against either Party.

The Parties further acknowledge that each of them has certain obligations to the United States of America under the U.S. Government Indemnification Contract (as hereinafter defined) and that neither this Amendment Number 010 nor any of the amendments to the Original Contract effected hereby are intended to affect any of those obligations.

1.1.3

Boeing, acting through its wholly-owned subsidiary Boeing Service Company, will provide to Owner all program management, engineering, technical, operations and maintenance, and administrative resources necessary to accomplish the Statements of Work included as Annexes 3 and 4 to this Contract.

1.2

Definitions

1.2.1

“Contract” means this document and all its attachments, as amended, modified or supplemented from time to time hereafter.

1.2.2

“Excusable Delay” means any of the items listed in Article 7, Excusable Delay.

1.2.3

“Re-orbit” means the removal of functional ICS satellites from operational or storage orbits, and preparation of the satellites for re-entry into the earth’s atmosphere, including, without limitation, venting of all remaining fuel, depressurizing the batteries and turning off the electronics, all in a professionally competent manner and as described in Annex 4 of this Contract.

1.2.4

“De-orbit” means the removal (whether in a controlled, uncontrolled, natural or spontaneous manner) of ICS satellites and related devices, including but not limited to, the orbit, Re-orbit, descent and re-entry through low earth orbit and the earth’s atmosphere, and landing or falling on or near any part, surface, structure or other object, animate or inanimate, above, on, at, near, or below the earth’s surface.

1.2.5

“O&M Statement of Work” means Annex 3, Statement of Work for Iridium System Steady State Operations and Maintenance, as the same may from time to time be amended or modified.

1.2.6

“Re-orbit Statement of Work” means Annex 4, Statement of Work for Iridium System Re-orbit, as the same may from time to time be amended or modified.

1.2.7

“Statements of Work” means the O&M Statement of Work and the Re-orbit Statement of Work.

1.2.8

“Steady State O&M Services” means O&M services as provided in Annex 3, “Statement of Work for Iridium System Steady State Operations and Maintenance”.

1.2.9

“Useful Life” means the useful life of the ICS (currently estimated to be 2014) as measured by the ability of the ICS to function as a global voice communication system as declared by Owner within its full complement of sixty-six (66) LEO operational satellites.

1.2.10

“U.S. Government Indemnification Contract” means the Indemnification Contract dated December 5, 2000 among Iridium Satellite, Boeing, Motorola, and the United States of America, a copy of which is attached hereto as Annex 9.

1.2.11

Other definitions are set forth in the O&M Statement of Work.

1.3

Period of Performance.

1.3.1

The period of performance covered by this Contract will commence on December 11, 2000 and continue for the duration of the Useful Life of the ICS.

1.3.2

The period of performance shall immediately terminate upon the commencement of Re-orbit pursuant to Articles 9.4 or 9.5, provided that Boeing shall complete the Re-orbit Statement of Work.

1.4

Services.  Boeing will perform and sell to Owner and Owner will purchase from Boeing the following services which will be performed in accordance with the Statements of Work and under the terms and conditions of this Contract in support of the day-to-day operations and maintenance of the ICS.

1.4.1

Steady State Operations and Maintenance (O&M) - Engineering, systems analysis, operations and maintenance services on a firm, fixed price basis in support of the ICS. Boeing shall perform the work described in the O&M Statement of Work (the “Steady State O&M Services”) within the time period and at the price shown in the Payment Schedule under Annex 5.

1.4.2

Training.  During the Steady State Operations and Maintenance period of performance, Boeing shall provide training to Owner as requested on a Time and Material (T&M) basis at the hourly rates shown in Annex 5.

1.4.3

Re-orbit - Engineering technical and operations services on a firm, fixed price basis in support of the Re-orbit of the Constellation. Boeing shall perform the work described in the Re-orbit Statement of Work, if necessary, at the price shown in Article 2.3.6 of this Contract.

1.4.4

Special Projects.  Upon mutual consent of the Parties and during the term of this Contract, Boeing will provide engineering support services to Owner for Special Projects as identified by Owner. Such Special Projects will be incorporated into this Contract by Annexation or by other means as mutually agreed to by the Parties.

Article 2.

Price, Taxes, and Payment

2.1

Price  “Price” is defined as the total cost plus profit of the defined services to be provided under this Contract.

2.2

Taxes

2.2.1

“Taxes” are defined as all taxes, fees, charges, or duties and any interest, penalties, fines, or other additions to tax, including, but not limited to sales, use, value added, gross receipts, stamp, excise, transfer, and similar taxes imposed by any domestic or foreign taxing authority, arising out of or in connection with the performance of this Contract or the sale, delivery, transfer, or storage of any services, Owner-furnished equipment, or other things furnished under this Contract. Owner will be responsible for and pay all Taxes, other than Taxes imposed upon the gross receipts or net income of Boeing derived hereunder. Owner is responsible for filing all tax returns, reports, declarations and payment of any taxes related to or imposed on Owner’s furnished equipment.

2.2.2

Reimbursement of Boeing.  Owner will promptly reimburse Boeing on demand, net of additional taxes thereon, for any Taxes (other than income Taxes) that are imposed on and paid by Boeing or that Boeing is responsible for collecting plus interest in accordance with Annex 5, Article 7.0 of this Contract.

2.3

Payment Provisions

2.3.1

Steady State Operations and Maintenance (O&M).  In consideration for Steady State O&M Services performed by Boeing, Owner shall make payments in accordance with Annex 5 at least five (5) business days prior to the first day of each calendar month during the Steady State O&M Services period. The payment amount will be payable by Owner each month in advance as provided in Annex 5.

2.3.2

Guaranteed Payment Alternative.  The Parties agree that the terms set forth in Article 2.3.1 are the prevailing payment terms for use under this Contract. The terms of this Article 2.3.2 are an alternative to be used only upon Boeing’s prior written approval.

2.3.2.1

In accordance with this Article 2.3.2, subparagraphs 2.3.2.2 and 2.3.2.3, Owner may elect to use the alternative guaranteed payment method to pay for monthly services provided by Boeing for any given month in lieu of Article 2.3.1. Owner will request Boeing’s approval to pay in accordance with this Article 2.3.2 five (5) days prior to either the first day of each month or up to a specified number of months if previously coordinated with Boeing. The request shall state the purpose of the request, applicable period, and invoice amount(s).

2.3.2.2

In order to facilitate payments to Boeing, so as to insure an electronic funds transfer of such payments, Owner shall establish and maintain at Owner’s expense an automatic payment instruction with Owner’s bank. This instruction shall direct the bank to make monthly payments to Boeing on the business day of, or business day after, Owner’s receipt of the payment from their U.S. government customer. Owner shall provide evidence satisfactory to Boeing of the selected method, and the establishment and maintenance of the payment instruction hereunder. Owner shall immediately notify Boeing in the event (i) the U.S. Government terminates its contract (Contract No. DCA 100-01 C-4007 with the Defense Information Services Agency, as amended) with Owner; and/or (ii) Owner intends to withdraw or modify the automatic payment instruction described in this Article 2.3.2.2. In any event, Owner covenants that it shall not withdraw or modify such payment instruction without the prior written consent of Boeing.

Owner shall provide immediate notification to Boeing in the event the current payment terms of “Net 30 Days” is revised in the above identified contract.”

2.3.2.3

In the event that any one guaranteed payment is not rendered on time and in accordance with Article 2.3.2, then the Parties hereby stipulate: a) that such event constitutes a material breach of this Contract; b) that Article 2.3.2 will become null and void and have no further effect under this Contract with all future payments, as applicable, being made pursuant to Article 2.3.1, unless Boeing specifically agrees in writing otherwise; c) that Boeing may exercise any and all of the rights available to it under this Contract, including but not limited to, termination of this Contract for Owner’s default.

2.3.2.4

The guaranteed payment method shall automatically revert to the advance payment method set forth in Article 2.3.1 if Owner is in default in accordance with Article 2.3.2.3.

2.3.3

Time and Material Rates for Training and Special Projects.  The Time and Material Hourly Billing Rate for each direct labor hour for training and Special Projects is as set forth in Annex 5.

2.3.4

Payment Escalation.  Beginning with the payment for work performed in January 2005, the monthly payments are subject to increase (but not decrease) as provided in Paragraph 3.0 of Annex 5.

2.3.5

Constellation Re-orbit.  Boeing shall perform all activities and tasks required and necessary by the Re-Orbit Statement of Work on a firm, fixed price basis as set forth in Annex 5 of this Contract.

Article 3.

Owner-Furnished Facilities, Equipment, Information, and Third-Party Maintenance and Technical Support Agreements

3.1

Owner shall provide to Boeing all facilities and equipment necessary to enable Boeing to accomplish the Statements of Work and otherwise available to Owner so that Boeing may perform the services required under this Contract. Owner shall have access to all facilities at all times, including but not limited to lab access, for verification of changes to the ICS and of Boeing’s services hereunder. Boeing has no obligation under this Contract to provide any facilities or equipment.

3.2

Title and risk of loss or damage to Owner-furnished facilities, equipment and information shall remain with Owner and shall not pass to Boeing, and the furnished items shall not be used other than for the purposes of the Contract without the prior written approval of Owner.

3.3

In the event that any Owner-furnished equipment is found to be deficient, damaged or unserviceable when delivered or otherwise made available to Boeing, or becomes lost due to reasons other than willful misconduct or lack of good faith on the part of Boeing, or becomes deficient, damaged or unserviceable during normal and proper use while in the physical custody of Boeing, and such deficiency, damage or unserviceability is reported in writing to Owner as soon as practicable after the deficiency, damage, or unserviceability has been discovered by Boeing, then Owner shall arrange for repair, replacement or modifications as appropriate at no cost to Boeing. Owner shall arrange for repair, replacement or modification at its discretion after such consultation with Boeing as is required to minimize any adverse effects on the performance of the Contract.

3.4

Owner shall provide to Boeing the intellectual property, data, and other information owned or otherwise available to Owner and necessary to enable Boeing to accomplish the Statements of Work in a usable format. Boeing will use the intellectual property so provided only for the purpose of performing under the Contract and in compliance with any nondisclosure or other restrictions to which the use of such intellectual property is subject of which Boeing has notice. Boeing has no obligation under this Contract to provide any additional intellectual property, data or other information.

3.5

Owner agrees to provide, at Owner’s expense, third-party software and hardware maintenance agreements to support Boeing’s performance of the Statements of Work under this Contract. 3.6 Failure to provide the items specified in Articles 3.1, 3.3, 3.4, and 3.5 above within the timeframe requested or suitable for its intended purpose or in the event that any of the items so specified are insufficient in the reasonable judgment of Boeing to allow it to perform the services otherwise provided for under this Contract, the costs of such items will constitute a change to this Contract for which Boeing shall be entitled to an equitable adjustment to any affected terms of this Contract including but not limited to price or schedule.

Article 4.

Changes

Changes, which can be proposed by either Party to this Contract, may be made only by mutual agreement of both Parties hereto. Such changes shall be evidenced by a written agreement executed by authorized representatives of both Parties. No change shall be binding on either Party unless and until such written agreement is fully executed by both Parties. In the event a change is required, Boeing will submit a change proposal that will be negotiated and the results will be incorporated into this Contract. No amendment or waiver of any provision of this Contract of which Motorola is a third-party beneficiary shall be effective without the written consent of Motorola. Motorola is a third-party beneficiary of this Article 4.

Article 5.

Inspections and Quality Control

5.1

Inspection.  Subject to Article 17, Export Control, Owner’s representatives may inspect Boeing’s services at any reasonable time, provided such inspection does not interfere with Boeing’s performance.

5.2

Quality Control.  Boeing shall maintain quality control consistent with industry standards and in accordance with the performance criteria set forth in the Statements of Work contained in Annexes 3 and 4 of this Contract.

Article 6.

Delivery

6.1

Boeing shall deliver services necessary to perform the Statements of Work included in Annexes 3 and 4 of this Contract on a timely basis within the period of time set forth in Article 1.3, Period of Performance.

Article 7.

Excusable Delay

7.1

General.  Boeing and its subcontractors will not be liable for any delay in the scheduled delivery of services or other performance under the Contract caused by (i) acts of God; (ii) war or armed hostilities or terrorist attack; (iii) government acts, or failure of government to act, or priorities; (iv) fires, floods, or earthquakes; (v) strikes or labor troubles causing cessation, slowdown, or interruption of work; (vi) inability, after due and timely diligence and best efforts, to procure materials, systems, accessories, equipment or parts; or (vii) any other cause to the extent such cause is beyond Boeing’s and its subcontractors’ reasonable control and not occasioned by Boeing’s or its subcontractors’ fault or negligence (collectively, “Excusable Delay”).

7.2

Notice of Delay.  Boeing will give written notice to Owner (i) of any delay as soon as Boeing concludes that its services will be delayed beyond the scheduled performance due to an Excusable Delay and, when known, (ii) of a revised performance date based on Boeing’s appraisal of the facts.

7.3

Adjustment to Price.  In the event of any such Excusable Delay, the performance schedule shall be extended by mutual agreement of the Parties and the monthly payments shall be adjusted by mutual agreement of the Parties to account for any additional costs incurred by Boeing as a result of such Excusable Delay. Boeing shall exert its best efforts to mitigate such additional costs to the extent reasonable.

7.4

Performance Impact.  In the event of any such Excusable Delay, Boeing shall be relieved of its obligations to meet the performance criteria set forth in the Statements of Work contained in Annexes 3 and 4 of this Contract during, and only during, the period of Excusable Delay.

7.5

Exceptions.  Notwithstanding anything contained to the contrary in this Article 7, (a) there shall be no Excusable Delay by Boeing for operating and maintaining the Constellation and System Control Segment, except for the acts or events described in Article 7.1.

Article 8.

Indemnification/Insurance

8.1

Definition of “Boeing.”  For the purposes of this Article 8, “Boeing” is defined as The Boeing Company, its divisions, subsidiaries, affiliates, subcontractors, assignees of each, and their respective directors, officers, employees and agents.

8.2

Insurance Provided by Boeing.  Boeing shall procure and maintain during the performance of this Contract, at its sole cost and expense, Worker’s Compensation Insurance covering all employees of Boeing performing any work hereunder in statutory amounts; provided, however, that Boeing may maintain a self-insurance program in lieu of Worker’s Compensation Insurance if authorized and qualified to do so pursuant to statutory authority.

8.3

Indemnification of Boeing by Owner.

8.3.1

Except for matters covered by Article 8.2 above, Owner shall indemnify and hold harmless Boeing, its divisions, subsidiaries, and affiliates, the assignees of each, and their directors, officers and employees against any and all claims and liabilities in excess of the insurance required by Article 8.4, or in the event the insurance does not respond, is not collectible, or is not recoverable, for any reason. Such claims and liabilities include costs and expenses (including attorneys’ fees incident thereto or incident to successfully establishing the right to indemnity) for injury to or death of any person, including employees of Owner and Boeing or for loss or damage to any property of any kind, arising out of or in any way relating to the performance of Boeing under this Contract, including but not limited to development, operation, use, Re-orbit or De-orbit of the Iridium Satellite Constellation, whether or not such injury, death, loss or damage is due to the negligence of Boeing, but excluding injury, death, loss or damage caused by the gross negligence or willful misconduct of Boeing. Owner and Boeing shall cause their insurers to waive all rights of subrogation or recourse against each other. Owner’s obligations under this indemnity will survive the expiration, termination or completion or cancellation of this Contract.

8.3.2

Owner shall retain all risk of loss of and title to the Iridium Communications System. Owner hereby releases and relieves Boeing, its directors, officers, agents, employees, invitees and contractors and waives its entire claim of recovery, including claims by Owner, Customers or their Customers, for loss or damage to the ICS, any individual ICS spacecraft (including without limitation) loss of use, loss of revenues, profit and any consequential damages of any kind suffered by Owner pursuant to the provisions of this Contract, whether or not such loss or damage is due to the negligence of Boeing. Owner shall cause its insurers to waive all rights of subrogation or recourse against Boeing.

8.3.3

Owner will provide Boeing with certificates of insurance annually showing that Boeing is named as an “additional insured” under Owner’s policies. Specifically, the policies should state that Boeing is an additional insured pursuant to the provisions of this Contract.

8.4

Insurance Provided by Owner.  As a condition precedent to any Boeing legal obligations arising under this Contract, Owner shall procure and maintain during performance of this Contract, at its sole cost and expense, insurance which specifically includes: (a) the In-Orbit Insurance Policy in the form attached hereto in Annex 1 or in such other form as is reasonably satisfactory to Boeing, (b) comprehensive general liability insurance (“General Liability Insurance Policy”), (c) property insurance and (d) other insurance specified in Annex 1, all on such terms and conditions, coverage amounts and with such insurers as are acceptable to Boeing. Such insurance shall name Boeing, its contractors and subcontractors as additional insureds. Owner shall furnish Boeing with a waiver of its insurance carrier’s rights of subrogation, and, with respect to the insurance obligations under this Article, such insurance shall also provide that the insurers shall give sixty (60) days notice to Boeing prior to the effective date of cancellation or termination of such insurance. Owner shall provide Boeing with a binder letter and form of policy from its insurance agent no later than twenty-one (21) days before effective date of cancellation. The binder letter shall be included as Annex 13 to this Contract. Boeing shall be responsible and liable to Owner for any increase in premium for the In-Orbit Insurance Policy and General Liability Insurance Policy resulting from Boeing’s deviation from the Statements of Work set forth in Annexes 3 and 4 without the prior written consent of Owner. Boeing shall, at no cost or expense to Owner, support any and all insurance presentations and technical review requested by Owner or any of its insurance underwriters.

Article 9.

Advance Payments, Re-orbit, Security for Payments, and Additional Fee

9.1

Advance Payments.  To ensure adequate funds are provided to enable Boeing to perform the Annex 4 Statement of Work, Owner shall make the following advance payments to Boeing:

9.1.1

In the event of Owner’s default, Owner shall pay to Boeing U.S. $12,900,000.00 for Boeing services for Re-orbiting of the Constellation in accordance with the Re-orbit Statement of Work included as Annex 4 to this Contract. This amount covers preparation and execution of the de-orbit activity. This amount shall escalate annually effective January 1 of each year. Annual escalation shall be in accordance with Annex 5, Paragraph 3.0. The Parties agree that the escalation base shall be the third quarter of calendar year 2004.

9.1.2

An amount equal to the premium for the In-Orbit Insurance Policy, Section B Coverage as set forth in Owner’s insurance agent’s binder letter described in Article 8.4 to this Contract.

9.1.3

Owner’s insurance agent shall provide a letter to Boeing stating that Schedule A of the In-orbit Insurance Policy (covers in-orbit risks) does not have to be in effect during de-orbit of the constellation that is covered by Schedule B, the de-orbit rider. Schedule B will cover in-orbit risk and de-orbit risk concurrently. The letter shall be included as Annex 14, “Insurance Agent Letter”, to this Contract.

9.2

Security for Payment.  Owner’s obligations to make payments hereunder have been or will be secured as follows:

9.2.1

As security for payment of Boeing’s price for the work required under the Re-orbit Statement of Work, currently set at U.S. $12,900,000.00 and subject to escalation in accordance with Annex 5, Paragraph 6.1, and an additional U.S. $2,500,000.00 for payment of the premium for Schedule B, In-orbit Insurance Policy (Annex 1), Owner has provided, or has caused Iridium Satellite to provide, concurrently with the execution hereof, an irrevocable standby letter of credit in the revised amount of U.S. $15,400,000.00 (a copy of which is attached as Annex 11) naming Boeing as beneficiary, which letter of credit shall be renewed annually or replaced with another letter of credit from a financial institution with a credit rating of no less than “AA-” and in a form and format reasonably acceptable to Boeing not less than forty-five (45) days before its expiration date so as to extend the term thereof through the period of performance of this Contract (which letter of credit as so renewed or replaced is the “Letter of Credit”). Boeing shall have the unilateral right to draw the full amount of the Letter of Credit in the event that: (i) the Letter of Credit is not renewed or replaced as required by the preceding sentence at least forty-five (45) days before its expiration or (ii) upon the occurrence of any of the events identified in this Contract that results in Boeing’s commencement of a Re-orbit of the Constellation.

In addition, the Re-orbit Letter of Credit shall serve as security for the full and timely performance of Owner’s obligations to make payments under this Contract. As such, Boeing shall have the unilateral right to draw an amount equal to any indebtedness that Owner may have to Boeing as a result of non-payment of monthly invoices in accordance with the payment provisions included in Annex 5 or for any other amounts due to Boeing under the Contract. In the event Boeing draws down the letter of credit, Owner shall immediately replenish the Letter of Credit balance via amendment by the drawn amount.

9.2.2

Reserved.

9.2.3

Reserved.

9.2.4

In addition, the above letter of credit will be used to secure Boeing’s price for its activities associated with Re-orbit delay of, if any, and Re-orbit of the ICS, and to pay the premium for Schedule B of the In-orbit Insurance Policy and to secure any monies due to Boeing as a result of and during performance of this Contract .

9.2.5

Reserved.

9.2.6

Reserved.

9.2.7

Reserved.

9.2.8

Equitable Adjustment.  Owner agrees that the amount set forth in the Letter of Credit (Annex 11) for purposes of payment of the insurance policy premium shall be adjusted annually such that it reflects changes in the annual premium amount in the In-orbit Insurance Policy. The equitable adjustment shall be equal to the amount set forth in the binder letter described in Article 8.4 of this Contract. Additionally, the amount set forth in the letter of credit for purposes of payment of Boeing’s Re-orbit effort, currently U.S. $12,900,000.00, shall be adjusted each January 1 based on the Economic Price Adjustment provision included in Annex 5, Paragraph 6.0. Failure by the Parties to amend this Contract to incorporate the annual adjustments shall not constitute a waiver of the applicable price escalation. Owner agrees that the index base (reference Annex 5, Paragraph 3.0 for the specific index) for the de-orbit price adjustment shall be the third quarter of calendar year 2004.

9.2.9

The Bankruptcy Court Order in the form of that attached hereto as Annex 8 shall have been entered by the Bankruptcy Court and not be subject to a stay. The rights of Boeing under the Bankruptcy Court Order will be retained by Boeing until Boeing has received all of the payments required under Article 9.1. Such payments shall be made in accordance with Article 9.2.

9.2.10

Reserved

9.3

Additional Payment. Previously the indirect parent of the Owner.  Iridium Holdings LLC (“Holdings”), had agreed to make certain payments to Boeing for services and expertise rendered under this Contract. Boeing and the Owner have estimated what the present value of these payments would be over the Term of this Contract and have agreed that in lieu of these payments that Owner, would pay in addition to the other payments, otherwise payable for services

hereunder the sum $7,750,000 US, payable as follows:   On or before April 15, 2007 Owner

shall pay to Boeing U.S. $3,000,000.00.

On or before June 30, 2007 Owner shall pay to Boeing an amount of U.S. $2,500,000.00.

On or before December 1, 2007 Owner shall pay to Boeing an amount of U.S. $2,250,000.00.

Once paid, there shall be no Additional Payments due Boeing under this Section

9.4

Boeing’s Rights with Respect to Re-orbit.  The occurrence of any one of the following events shall provide to Boeing the unilateral right to commence Re-orbit of the Constellation. None of the provisions of this Article 9.4 are subject to dispute under Article 16 of this Contract or Article 7 (Excusable Delay) of this Contract.

9.4.1

Owner’s failure to make contract payments including advance payments to Boeing in the amounts and on the dates set forth in Articles 9.1 and 9.2 of this Contract after forty-five (45) days’ written notice from Boeing;

9.4.2

the commencement of (x) a voluntary bankruptcy proceeding or (y) an involuntary bankruptcy proceeding that is not dismissed within 20 days of its filing, in each case against Owner or Iridium Satellite LLC;

9.4.3

Reasonable grounds for Boeing to question the financial stability of Owner after providing owner thirty (30) days’ written notice and opportunity to cure its performance in accordance with Uniform Commercial Code provision regarding adequate assurances;

9.4.4

The failure for any reason by Owner to maintain continuous uninterrupted coverage under the In-Orbit Insurance Policy and/or to maintain the availability of policy coverage for Re-orbiting the Satellite Constellation in accordance with the Re-orbit Statement of Work;

9.4.5

Failure of Owner to provide Boeing quarterly financial statements for Iridium Constellation LLC and Iridium Satellite LLC after 30 days written notice by Boeing to Owner;

9.4.6

If Owner is in Default in accordance with Article 13 of this Contract;

9.4.7

Should new or modified U.S. or international regulation requirements threaten to increase the risk of Constellation operation and/or the Re-orbit process or the cost of operation and/or Re-orbit. However, Boeing may waive Re-orbit rights as to increased cost or risk if Owner executes an acceptable equitable adjustment. Boeing shall provide Owner written notice of its intent to exercise its right under this Article 9.4.7 at least thirty (30) calendar days prior to commencing any Re-orbit activity.

9.4.8

It is understood by the Parties that upon the occurrence of any one of the above events, Boeing will promptly begin Re-orbiting the satellites in accordance with the Re-

orbit Statement of Work with the end result being the decommissioning of the entire Constellation.

9.5

U.S. Government’s Rights with Respect to Re-orbit.  Upon the occurrence of any event requiring Re-orbit of the Constellation identified in the U.S. Government Indemnification Contract (which is incorporated herein by reference), Boeing shall have the unilateral right to commence Re-orbit of the Constellation. None of the provisions of this Article 9.5 are subject to dispute under Article 16 of this Contract or to Article 7 (Excusable Delay) of this Contract.

9.6

Motorola’s Rights with Respect to Re-orbit.  Upon the occurrence of any of the following events, Owner agrees to cause Boeing and Boeing shall promptly perform the tasks and activities set forth in Annex 4 hereto (as updated from time to time) to commence Re-orbit of the Constellation. None of the provisions of this Article 9.6 are subject to dispute under Article 16 of this Contract or to Article 7 (Excusable Delay) of this Contract.

9.6.1

Owner’s failure to make the payment required by Section 4.A (2)(b) of the Motorola Agreement;

9.6.2

the commencement of (x) a voluntary bankruptcy proceeding or (y) an involuntary bankruptcy proceeding that is not dismissed within 20 days of its filing, in each case against Owner or Iridium Satellite LLC;

9.6.3

a material breach by Iridium Satellite LLC under the Motorola Agreement which has not been cured within 20 days of such breach;

9.6.4

a material breach by Boeing under this Contract or the Motorola Side Letter which has not been cured within 20 days of such breach;

9.6.5

an order from the U.S. government ordering Owner or Iridium Satellite LLC to direct Boeing to commence Re-orbiting;

9.6.6

upon written notice from Motorola that it has concluded that there are reasonable grounds to believe that an imminent change in law or regulation is reasonably likely to result in material claims, damages, obligations, costs, liabilities, penalties or expenses to Motorola in connection with or arising from the operation, maintenance, Re-orbiting and De-orbiting of the ICS, including any terrestrial-based portion of the ICS; provided, however, that there are reasonable grounds to believe that the prompt Re-orbit and De-orbit of the ICS will mitigate such claims, damages, obligations, costs, liabilities, penalties or expenses; and

9.6.7

upon written notice from Motorola that (i) it is unable to obtain on commercially reasonable terms aviation product liability insurance sufficient to protect it from potential claims, damages, obligations, costs, liabilities, penalties or expenses in connection with the ICS, and (ii) the U.S. Government, pursuant to the U.S. Government Indemnification Contract, has not agreed to cover the amount that would otherwise have been paid by the

Aviation Policy (as described in the Motorola Agreement), despite Motorola’s good faith efforts to comply with Paragraph (c)(2) of the U.S. Government Indemnification Contract.

9.6.8

Motorola is a third-party beneficiary of this Article 9.6.

9.7

Re-orbit Plan.  The value specified in paragraph 6.0 of Annex 5 of this Contract is predicated upon Boeing utilizing the U.S. Government coordinated Re-orbit Plan, as it existed on August 6, 2003, as heretofore amended. Any changes to this plan by Owner or U.S. Government agency will entitle Boeing or Owner to an equitable adjustment in the affected terms of this Contract including but not limited to price and schedule and insurance costs. Owner shall be required to promptly make additional advance payments to Boeing consistent with Boeing’s equitable adjustment rights.

9.8

Relief from Stay, etc.  Notwithstanding any other provision of this Contract, Owner acknowledges and agrees, as a freely negotiated, essential condition to and an inducement for Boeing’s entry into this Contract, that (a) if Owner becomes a debtor in a case under the U.S. Bankruptcy Code or other bankruptcy or insolvency law, and fails to pay on a current basis, in cash, any amounts payable to Boeing under this Contract or any related agreements, Boeing shall be entitled to obtain (i) immediate relief from the automatic stay or other stay to exercise the De-orbiting Rights (as defined in the Bankruptcy Court Order attached as Annex 8 to this Contract) in addition to its de-orbiting rights under Article 9.4 of this Contract, and (ii) an immediate determination by Owner whether to assume or reject this Contract; and (b) this provision shall be deemed conclusive evidence of the negotiated ongoing intention of the Parties, and is intended to remain the primary element in determining whether cause exists for granting such relief to Boeing.

Article 10.

Assignment and Modification

10.1

Assignment.  This Contract is for the benefit of the Parties and their respective successors and assigns. No rights or duties of either Party may be assigned or delegated without the prior written consent of the other Party, except:

10.1.1

Either Party may assign its interest to a corporation or other entity that (i) results from any merger, reorganization, or acquisition of such Party and (ii) acquires substantially all the assets of such Party;

10.1.2

Boeing may assign its rights to receive money; and

10.1.3

Boeing may assign any of its rights and duties to any wholly-owned subsidiary of Boeing provided that Boeing will remain fully and solely responsible to Owner and to Motorola (only to the extent it is a third-party beneficiary) for all responsibilities of Boeing under the Contract.

10.2

Modification.  None of the provisions, terms or conditions contained in this Contract may be added to, modified, superseded or otherwise altered, except by a written instrument signed by authorized representatives of both Parties.

Article 11.

No Warranty

BOEING HAS NOT MADE NOR DOES IT MAKE ANY WARRANTY WITH RESPECT TO THE SERVICES, OTHER THAN REASONABLE EFFORTS REQUIRED TO COMPLY WITH ANNEXES 3 AND 4 STATEMENTS OF WORK, MATERIALS OR EQUIPMENT SUPPLIED UNDER THIS CONTRACT, WHETHER STATUTORY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ALL OF WHICH ARE EXPRESSLY EXCLUDED AND SUBJECT TO ARTICLE 14 LIMITATION OF LIABILITY.

Article 12.

Termination for Default

12.1

If Boeing fails to exert its best efforts as required by the performance criteria set forth in the O&M Statement of Work, Owner may terminate this Contract for cause by providing written notice of default to Boeing by registered letter. Such termination of this Contract as a result of default by Boeing shall be deemed effective ten (10) days from receipt by Boeing of such written notice of default. Boeing has the right to correct such default within the ten (10) day period without penalty or loss of rights granted anywhere in this Contract.

12.2

If this Contract is terminated as provided in this Article, Boeing shall:

12.2.1

Promptly refund to Owner the monthly payment paid by Owner to Boeing prorated for the remaining days in the month during which such termination is effective; and,

12.2.2

Be paid the applicable monthly payments earned for all completed months of this Contract prior to the month in which such termination is effective; and,

12.2.3

Upon request by Owner and at Owner’s expense, protect and preserve property in the possession of Boeing in which Owner has an interest; and,

12.2.4

Notwithstanding Article 14.3 of this Contract, Boeing agrees to pay to Owner all reasonable costs to have this Contract completed by another responsible contractor, to the extent such costs exceed the total amount which Owner would have had to pay Boeing for this Contract had Boeing completed the Contract as required; provided however that Owner enters into a contract with a responsible contractor to complete the terminated effort within one (1) year of notification of termination for default;

12.2.5

Return to Owner all drawings and other technical data associated with the ICS which Owner provided to Boeing in order for Boeing to perform under this Contract; and

Boeing shall repay unused Advanced Payments provided by Owner under Article 9 hereof and release any and all liens and security interests securing payments by Owner hereunder.

12.3

If, after Owner’s issuance of a notice of default under the provisions of this Article, it is determined for any reason that Boeing was not in default under the provisions of this Article, or that the delay was excusable under the provisions of the Article 7, Excusable Delays, the rights and obligations of the parties shall be the same as if Owner defaulted in performance of its obligations under this Contract as provided by Article 13, Default by Owner.

Article 13.

Default by Owner

13.1

In the event Owner fails to perform any obligation which it is required to perform pursuant to this Contract, including without limitation, Owner’s failure to make timely payments as required by this Contract, Boeing may, if such failure is not corrected by Owner within ten (10) days after notice of such failure is given by Boeing, (five (5) days in the case of Owner’s failure to make timely payments), stop work on this Contract (except as otherwise provided herein) and consider Owner to be in default of this Contract. If the Owner is in default of this Contract, Owner shall:

1.

Immediately pay to Boeing, to the extent it had not already done so, all payments for all months completed prior to the monthly period during which such default by Owner occurs; and

2.

Immediately pay to Boeing the full payment for the monthly period during which such default by Owner occurs.

Article 14.

LIMITATION OF LIABILITY

14.1

THE PARTIES TO THIS CONTRACT EXPRESSLY RECOGNIZE THAT COMMERCIAL SPACE VENTURES INVOLVE SUBSTANTIAL RISKS AND RECOGNIZE THE COMMERCIAL NEED TO DEFINE, APPORTION AND LIMIT CONTRACTUALLY ALL RISKS ASSOCIATED WITH THIS COMMERCIAL SPACE VENTURE. THE WARRANTIES, OBLIGATIONS, AND LIABILITIES OF BOEING AND OWNER, AND THE REMEDIES OF BOEING AND OWNER, AND THE LIMITATIONS OF LIABILITY SET FORTH IN THIS CONTRACT FULLY REFLECT THE PARTIES’ NEGOTIATIONS, INTENTIONS, AND BARGAINED-FOR ALLOCATION OF THE RISKS ASSOCIATED WITH THIS COMMERCIAL SPACE VENTURE.

14.2

Exclusive Remedies.  THE SOLE REMEDIES OF EACH PARTY (AND ITS AFFILIATES AND AGENTS) FOR ANY CLAIMS AGAINST THE OTHER PARTY (AND ITS AFFILIATES AND AGENTS) WITH RESPECT TO ALL CLAIMS OF ANY KIND, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY, TORT, OR OTHERWISE, AND WHETHER ARISING BEFORE OR AFTER DELIVERY OF ANY DELIVERABLE ITEM, FOR ANY LOSSES ARISING OUT OF OR RELATED TO THIS CONTRACT OR

THE WORK ARE LIMITED TO THE REMEDIES SET FORTH IN THIS CONTRACT, WHICH ARE IN LIEU OF ANY OTHER REMEDIES AT LAW OR IN EQUITY.

14.3

Limitation of Contractor’s Liability.  IN NO EVENT SHALL BOEING BE LIABLE TO OWNER AND ITS AFFILIATES AND ASSOCIATES IN AN AGGREGATE AMOUNT THAT EXCEEDS THE TOTAL CONSIDERATION PAYABLE FOR AUTHORIZED WORK UNDER THIS CONTRACT. THE LIABILITY LIMITATION INCLUDES BUT IS NOT LIMITED TO LIQUIDATED DAMAGES, BOEING’S INCURRED COSTS, INCURRED IN REPAIR OR REPLACEMENT OF DEFECTS IN DELIVERABLE ITEMS AND IN REPERFORMANCE OF SERVICES, ANY PRICE REDUCTIONS OR REFUNDS GRANTED TO CUSTOMER UNDER ANY PROVISION OF THIS CONTRACT.

The limitation of liability will apply regardless of the forum in which the Claim is brought, whether in court or in arbitration or by notice to Boeing to remedy a Defect, or whether it is paid as a result of a settlement. The amount of the limitation is cumulative, commencing from the time the Original Agreement was signed. Once Boeing has paid Owner an amount equal to the limit of Boeing’s liability, then Owner will not have any further right to receive money from Boeing for any Claim.

14.4

No Consequential Damages, etc.  NEITHER BOEING NOR OWNER SHALL HAVE ANY OBLIGATION OR LIABILITY TO THE OTHER WITH RESPECT TO THE SUBJECT MATTER HEREOF, WHETHER ARISING IN CONTRACT (INCLUDING WARRANTY), TORT (INCLUDING ACTIVE, PASSIVE, OR IMPUTED NEGLIGENCE) OR OTHERWISE FOR ANY CLAIM FOR LOSS OF USE, REVENUE OR PROFIT (OTHER THAN PROFIT FROM PAYMENTS UNDER THIS CONTRACT), OR FOR ANY PUNITIVE, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT.

Article 15.

Intellectual Property

15.1

Data.

15.1.1

Any specifications, drawings, technical information or other data furnished by Boeing to Owner shall remain Boeing’s property, shall be kept confidential by Owner, and shall be returned to Boeing at Boeing’s request.

15.1.2

Any specifications, drawings, technical information or other data furnished by Owner to Boeing (including, but not limited to, any Intellectual Property Rights, Patents or other technical information provided to Owner by Motorola under an Intellectual Property Rights Agreement) shall remain Owner’s property, shall be kept confidential by Boeing, and shall be returned to Owner at Owner’s request.

15.2

Indemnity.  Owner agrees to indemnify and hold Boeing harmless for any claim by any third party that Owner is not the legal owner or valid licensee of any specifications, drawings, technical information or other data furnished to Boeing by Owner under this Contract.

15.3

Jointly-Developed Property.  Boeing and Owner agree that any specifications, drawings, technical information or other data that is developed after the Effective Date, and developed under this Contract, to enhance or improve the ICS shall be considered jointly developed intellectual property, and each Party may use and exploit such property for its own use and account in addition to its utilization with the ICS.

15.4

Special Projects.  To the extent Boeing develops intellectual property under Special Projects, and Boeing is reimbursed for its work under Special Projects on a Time and Material basis, all intellectual property shall be owned exclusively by Owner as set forth in the annex incorporating the Special Project into this Contract.

Article 16.

Dispute Resolution

16.1

Procedures.  All disputes arising out of or related to this Contract, unless specifically exempted by the language of this Article, will be decided by the internal dispute resolution procedures of this Article 16 and those other dispute resolution procedures set forth in attached Annex 7, Dispute Resolution Procedures, or by the courts within the State of Illinois for Owner or California for Boeing as set forth in Annex 7 hereto, in an effort to reduce the incidence and costs of extended disputes. No act, omission, or knowledge, actual or constructive, of a Party will in any way be deemed to be a waiver of the requirement for timely notice of a dispute unless there is an explicit, unequivocal written waiver thereof.

16.2

Internal Dispute Resolution; Notice and Negotiation.  Subject to the provisions of Article 16.C entitled “Injunctive Relief; Letter of Credit,” the Parties will, prior to the initiation of any other dispute resolution procedure, attempt to resolve any dispute as follows:

16.2.1

The Party raising the dispute will provide to the person designated under Article 21 of the other Party a notice of such dispute (a “Dispute Notice”). The Dispute Notice will include a clear and detailed description of the dispute and the specific provisions of this Contract relevant thereto. Each Party shall within fifteen (15) days following the day the Dispute Notice is received provide the other with all documentation supporting its position in the dispute. The person designated under Article 21 or such other appropriate individual will attempt to resolve the dispute promptly and in good faith.

16.2.2

If the dispute is not resolved within twenty-five (25) days after the receipt of a Dispute Notice by the receiving Party, at either Party’s written request the dispute will be forwarded to its corresponding senior management for resolution. The appropriate senior level managers of each Party will attempt to resolve the dispute promptly and in good faith.

16.2.3

If a dispute has not been resolved within twenty (20) days after request by either Party to forward the dispute to its corresponding senior management, the dispute shall thereafter be subject to the provisions of attached Annex 7, Dispute Resolution Procedures.

16.2.4

All negotiations pursuant to these internal dispute procedures will be confidential and will be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

16.3

Injunctive Relief; Letters of Credit.  Notwithstanding any other provision of this Article 16, either Party will have the right to apply to a court having appropriate jurisdiction to seek interim injunctive relief until the dispute is resolved and may draw on any applicable letters of credit irrespective of whether there is a dispute.

16.4

Co-Party/Third Party Claims.  The provisions of this Article 16 shall not be binding for disputes in the nature of cross-claims, impleaders, or any similar co-party or third-party claims, by one Party against another, resulting from and in connection with any action brought by any person other than a Party to this Contract.

16.5

Intellectual Property Rights.  Notwithstanding the foregoing, the provisions of this Article 16 shall not be binding for disputes arising from or related to either Party’s intellectual property rights.

16.6

Third-party beneficiary.  To the extent that a dispute involves Motorola’s third-party beneficiary rights, Motorola is a third-party beneficiary of this Article 16.

Article 17.

Export Control

17.1

Neither Party shall export, directly or indirectly, any information or technical data disclosed under this Contract to any individual or country which the U.S. government at the time of export requires an export license or other government approval without first obtaining such license or approval. The Parties recognize that Owner may be comprised of individuals or entities for which Owner and Boeing must ensure no disclosure of technical data unless and until Owner and Boeing obtains appropriate export licenses from the U.S. Government.

17.2

Owner agrees to provide to Boeing the information necessary to allow Boeing to evaluate the need to obtain licenses from the U.S. Government. The information will be provided in a timely manner in order to minimize the impact to Boeing’s performance of the Statements of Work.

17.3

Boeing shall not be required to perform any work under this Contract requiring export licenses until such licenses have been obtained from the U.S. Government. Any Boeing delay resulting from the lack of an approved export license will be an excusable delay within the meaning of Article 7 hereof.

Article 18.

Permits and Licenses

18.1

Owner shall use its reasonable best efforts to defend and maintain all permits, licenses and approvals required by the United States Federal Communications Commission (FCC) or by any applicable U.S. law or regulation, as well as all necessary orbital locations and radio frequency spectrum, to operate the Constellation and to operate the System Control Segment in accordance with their respective terms and conditions.

18.2

Owner shall use its reasonable best efforts to operate the Constellation and System Control Segment in accordance with all applicable laws and government regulations.

18.3

Owner shall pay for its costs of applying for, obtaining and renewing the aforementioned approvals, licenses and permits.

18.4

Owner agrees not to take any action or enter into any agreement or arrangement with a third party that conflicts with Boeing’s rights and obligations under this Contract, or to act or fail to act in any manner which would interfere with Boeing’s aforementioned responsibilities.

18.5

Nothing contained herein shall be interpreted as requiring Boeing to apply for or obtain the blanket mobile licenses to operate subscriber units nor the authorizations necessary to operate gateways in the United States or any other country.

Article 19.

Disclosure and Use of Information by the Parties

19.1

“Proprietary Information” is defined as information which the disclosing party at the time of disclosure identifies in writing as Proprietary Information by means of a proprietary legend, marking, stamp or other positive written notice identifying the information to be proprietary. In order for information disclosed orally or visually by a party to this Contract to be Proprietary Information protected hereunder, the disclosing party shall identify the information as proprietary at the time of the disclosure and, within thirty (30) days after such oral or visual disclosure, reduce the subject matter of the disclosure to writing, properly stamped with the proprietary legend, marking, stamp or other positive written notice and submit it to the receiving party.

19.2

Except as may be specifically provided otherwise in this Contract, Proprietary Information of Boeing disclosed hereunder to Owner may only be used by Owner for monitoring the progress of the performance of this Contract by Boeing.

19.3

Except as may be specifically provided otherwise in this Contract, Proprietary Information of Owner disclosed hereunder to Boeing may only be used by Boeing in performance of the work specified in this Contract.

19.4

It is agreed that for a period of ten (10) years following the receipt of Proprietary Information, the receiving party will use such information only for the purpose(s) provided in Articles 19.2 and 19.3 above as applicable and shall take reasonable efforts to preserve in confidence such Proprietary Information and prevent disclosure thereof to third parties. Each of the parties agree that it will use the same reasonable efforts to protect the other’s Proprietary Information as are used to protect its own but will at least use reasonable care. Disclosures of such information shall be restricted to those individuals directly participating in the efforts provided in Articles 19.2 and 19.3 above who have a need to know such information, and, who have been made aware of and consent to abide by the restrictions contained herein concerning the use of such information.

19.5

The obligation to protect Proprietary Information, and the liability for unauthorized disclosure or use of Proprietary Information, shall not apply with respect to such information which is now available or becomes available to the public without breach of this Contract; information lawfully received without restrictions from other sources; information known to the receiving party prior to disclosure not subject to a separate nondisclosure obligation; information published or disclosed by the disclosing party to others, without restriction; information developed by the receiving party independent of and without use of information disclosed by the disclosing party; or, information for which further use or disclosure by the recipient is authorized in writing by the disclosing party.

Article 20.

Nondiscrimination, Equal Opportunity, and Other Requirements

During the performance of this Agreement, Boeing agrees to comply with all United States federal, state and local laws concerning discrimination in employment and non segregation of facilities including, but not limited to, the requirements of Executive Order 11246 (41 CFR 60-1.4), Section 503 of the Rehabilitation Act of 1973 (41 CFR 60-741.4), and the Vietnam Era Veteran’s Readjustment Assistance Act of 1974 (41 CFR 60-250.4), which equal opportunity clauses are hereby incorporated by reference.

Article 21.

Notices

All notices required by this Contract will be in English, will be effective on the date of receipt, and will be transmitted by any customary means of written communication, addressed as follows:

Boeing: The Boeing Company 13100 Space Center Blvd. Houston, Texas 77059-3556 Attention: Danny White Mail Stop: HM6-40

Owner:

Iridium Constellation LLC

6701 Democracy Blvd., Suite 500

Bethesda, MD 20817

Attention: Michael Deutschman

with copies to:

Isaac M. Neuberger, Esquire

Neuberger, Quinn, Gielen,

Rubin & Gibber, P.A.

One South Street, 27th Floor

Baltimore, Maryland 21202

Iridium Constellation LLC 8440 S. River Parkway Tempe, AZ 85284 Attention: Dannie Stamp Iridium Satellite LLC 6701 Democracy Blvd., Suite 500 Bethesda, MD 20817 Attention: Michael Deutschman

Article 22.

Miscellaneous

22.1

Headings.  Article and paragraph headings used in this Contract are for convenient reference only and are not intended to affect the interpretation of this Contract.

22.2

GOVERNING LAW.  THIS CONTRACT WILL BE INTERPRETED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, U.S.A., EXCEPT THAT DELAWARE CHOICE OF LAW RULES SHALL NOT BE INVOKED FOR THE PURPOSE OF APPLYING THE LAW OF ANOTHER JURISDICTION.

22.3

Waiver/Severability.  Failure by either Party to enforce any provision of this Contract will not be construed as a waiver. If any provision of this Contract is held unlawful or otherwise ineffective by a court of competent jurisdiction, the remainder of the provisions of the Contract will remain in effect.

22.4

Survival of Obligations.  The Articles of and Annexes to this Contract, including but not limited to those relating to INTELLECTUAL PROPERTY, INSURANCE, ADVANCE PAYMENTS, RE-ORBIT, INDEMNIFICATION, LIMITATION OF LIABILITY, EMPLOYEE NON-SOLICITATION, Annex 5, Paragraphs 2.2 and 7.7, Annex 17, Annex 18, and ADDITIONAL FEE will survive termination or cancellation of any part thereof to the extent that the rights of a Party thereunder have accrued as of the date of termination or cancellation.

22.5

Contract Changes.  The parties as of the Effective Date have mutually agreed to this Contract. From time to time the parties may elect, by mutual agreement to update, or modify the existing articles as written, subject to the provisions of this Contract.

22.6

Order of Precedence. In the event of inconsistency among or between the Parts of this Contract, such inconsistency shall be resolved by giving precedence in the order of the parts as set forth below:

1.

These Contract Articles and Annex 5 (Price and Payment Schedule)

2.

Statements of Work.

22.7

Laws.  Each party warrants that in the performance of this Contract, it will comply with all applicable federal, state, local and foreign laws and ordinances and all lawful orders, directives, rules and regulations thereunder (collectively “Laws”).

22.8

Access to Information.  Boeing shall provide full access to Owner to all meetings at the Satellite Network Operations Center (SNOC) and information pertaining to operation and maintenance of the System. Access shall be provided on a reasonable basis, consistent with Boeing’s policies (and requiring compliance with applicable law) and is not intended to interfere with Boeing’s ability to perform as required under this Contract.

22.9

Financial Statements.  Owner shall provide to Boeing on a monthly basis detailed financial statements including income statements, balance sheets, and business plans until payments to Boeing are in accordance with the requirements in Annex 5, Paragraph 2.0.

Owner shall provide to Boeing on an annual basis financial statements or Owner’s annual report for the immediately preceding year. These financial statements or the data included in the annual report shall have been audited by an independent audit firm.

Owner shall provide to Boeing Owner’s “90 Day Cash Forecast” at the end of each ninety day forecasting period.

22.10

Use of Owner’s Facilities.  Boeing is authorized to utilize Owner’s facilities to support Boeing’s other business activities as may evolve during the Contract period of performance, provided that such other activities do not involve any cost to Owner or interfere with Owner’s operations or business.

22.11

Motorola as Third-Party Beneficiary.  The Parties acknowledge that Motorola is an express third-party beneficiary of certain provisions of the Original Contract as set forth therein and that neither of the Parties intends that this Contract or any of the amendments to the Original Contract effected hereby affect any of their respective obligations to Motorola thereunder, all of which shall remain in full force and effect.

22.12

Employee Nonsolicitation.  Each Party agrees that, for the entire period of the Contract term, and continuing for one (1) year after the termination or completion of the Contract (as it may be extended or otherwise amended), neither Party nor any of its successors shall directly or through any recruiting agency, headhunter or similar entity or person acting on its behalf , solicit or recruit any “key” employee of the other Party (which as to Boeing means only an employees who was or currently is assigned to the Iridium O&M contract). If any “key” employee should freely resign from a Party, and provided that the other Party had not previously solicited or recruited such employee, then such other Party will be free of this restriction. The list of “key” employees may be provided by a Party or its successor(s) at any time on or before a contract termination and/or the sale or other transfer of a majority of Owner’s assets. This Article 22.12 shall survive this Contract’s termination.

22.13

Entire Agreement.  Except to the extent set forth in Article 22.11, this Contract as between Boeing and Owner constitutes the entire agreement between the Parties and, as of the

Effective Date, supersedes all prior understandings, commitments, and representations, if any, of the Parties with respect to the subject matter hereof As between Boeing and Owner, it is understood and agreed that the letter agreement between Boeing and Motorola dated December 11, 2000 (the “Motorola Side Letter”) shall in no way affect the relationship between Boeing and Owner under this Contract or otherwise. Nothing contained herein shall in any way affect or impair any of the rights or obligations of Boeing or Motorola under the Motorola Side Letter.

THE BOEING COMPANY By: /s/ Danny White Name: Danny White Title: Business Mgr., So&G5 Date: April 26, 2007	IRIDIUM CONSTELLATION LLC By: /s/ Michael Deutschman Name: Michael Deutschman Title: Chief Counsel Date: May 14, 2007